American Century Investment Trust



                             MANAGEMENT AGREEMENT

     This MANAGEMENT AGREEMENT ("Agreement") is made as of the 28th day of April, 2006 by and between AMERICAN CENTURY INVESTMENT TRUST, a Massachusetts business trust (hereinafter called the "Company"), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the "Investment Manager").

     WHEREAS, the Investment Manager is registered as an investment advisor with the Securities and Exchange Commission;

     WHEREAS, American Century Investment Trust has added a new fund, NT Diversified Bond Fund;

     WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered its shares for public offering under the Securities Act of 1933, as amended; and

     WHEREAS, the Company is authorized to create separate funds, each with its own separate investment portfolio of which the beneficial interests are represented by a separate series of shares of the Company, including those Funds listed on Schedule A hereto.

     NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

     1. Investment Management Services. The Investment Manager shall supervise the investments of each series of shares set forth on Schedule B as of the date hereof, and such subsequent series of shares as the Company shall select the Investment Manager to manage. In such capacity, the Investment Manager shall maintain a continuous investment program for each such series, determine what securities shall be purchased or sold by each series, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.

     2. Compliance with Laws. All functions undertaken by the Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

     (a) the 1940 Act and any rules and regulations promulgated thereunder;

     (b) any other applicable provisions of law;

     (c) the Declaration of Trust of the Company as amended from time to time;

     (d) the By-Laws of the Company as amended from time to time;

     (e) the Multiple Class Plan; and

     (f) the registration statement(s) of the Company, as amended from time to time, filed under the Securities Act of 1933 and the 1940 Act.

     3. Board Supervision. All of the functions undertaken by the Investment Manager hereunder shall at all times be subject to the direction of the Board of Trustees (collectively, the "Board of Directors", and each Trustee individually a "Director") of the Company, its executive committee, or any committee or officers of the Company acting under the authority of the Board of Directors.

     4. Payment of Expenses. The Investment Manager will pay all of the expenses of each series of the Company's shares set forth on Schedule B that it shall manage, other than interest, taxes, brokerage commissions, portfolio insurance, extraordinary expenses, the fees and expenses of those Directors who are not "interested persons" as defined in the 1940 Act (hereinafter referred to as the "Independent Directors") (including counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution services under a plan adopted pursuant to Rule 12b-1 under the 1940 Act. The Investment Manager will provide the Company with all physical facilities and personnel required to carry on the business of each class of each series of the Company's shares set forth on Schedule B that the Investment Manager shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

     5. Account Fees. The Board of Directors may impose fees for various account services, proceeds of which may be remitted to the appropriate Fund or the Investment Manager at the discretion of the Board. At least 60 days' prior written notice of the intent to impose such fee must be given to the shareholders of the affected series.

6.       Management Fees.

     (a) In consideration of the services provided by the Investment Manager, each class of a series of shares of the Company set forth on Schedule B shall pay to the Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules described herein.

     (b) Definitions

     (1) An "Investment Team" is the Portfolio Managers that the Investment Manager has designated to manage a given portfolio.

     (2) An "Investment Strategy" is the processes and policies implemented by the Investment Manager for pursuing a particular investment objective managed by an Investment Team.

     (3) A "Primary Strategy Portfolio" is each series of the Company, as well as any other series of any other registered investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services, Inc. serves as the distributor; provided, however, that a registered investment company that invests its assets exclusively in the shares of other registered investment companies shall not be a Primary Strategy Portfolio. Any exceptions to the above requirements shall be approved by the Board of Directors of the Company.

     (4) A "Secondary Strategy Portfolio" is another account managed by the Investment Manager that is managed by the same Investment Team as that assigned to manage any Primary Strategy Portfolio that shares the same board of directors or board of trustees as the Company. Any exceptions to this requirement shall be approved by the Board of Directors of the Company.

     (5) An "Investment Category" for a series of the Company is the group to which the series is assigned for determining the first component of its management fee. Each Primary Strategy Portfolio is assigned to one of the three Investment Categories indicated below. The Investment Category assignments for the series of the Company appear in Schedule B to this Agreement. The assets in each of the Investment Categories ("Investment Category Assets") is determined as follows:

     a) Money Market Fund Category Assets. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary Strategy Portfolios and Secondary Strategy Portfolios that invest primarily in debt securities and are subject to Rule 2a-7 under the Investment Company Act.

     b) Bond Fund Category Assets. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary Strategy Portfolios and Secondary Strategy Portfolios that invest primarily in debt securities and are not subject to Rule 2a-7 under the Investment Company Act.

     c) Equity Fund Category Assets. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary Strategy Portfolios and Secondary Strategy Portfolios that invest primarily in equity securities.

     (6) The "Per Annum Investment Category Fee Dollar Amount" for a series is the dollar amount resulting from applying the applicable Investment Category Fee Schedule for the series of the Company (as shown on Schedule A) using the applicable Investment Category Assets.

     (7) The "Per Annum Investment Category Fee Rate" for a series of the Company is the percentage rate that results from dividing the Per Annum Investment Category Fee Dollar Amount for the series by the applicable Investment Category Assets for the series.

     (8) The "Complex Assets" is the sum of the assets in all of the Primary Strategy Portfolios.

     (9) The "Per Annum Complex Fee Dollar Amount" for a class of a series of the Company shall be the dollar amount resulting from application of the Complex Assets to the Complex Fee Schedule for the class as shown in Schedule C.

     (10) The "Per Annum Complex Fee Rate" for a class of a series of the Company is the percentage rate that results from dividing the Per Annum Complex Fee Dollar Amount for the class of a series by the Complex Assets.

     (11) The "Per Annum Management Fee Rate" for a class of a series of the Company is the sum of the Per Annum Investment Category Fee Rate applicable to the series and the Per Annum Complex Fee Fee Rate applicable to the class of the series.

     (c) Daily Management Fee Calculation. For each calendar day, each class of each series of shares of the Company set forth on Schedule B shall accrue a fee calculated by multiplying the Per Annum Management Fee Rate for that class times the net assets of the class on that day, and further dividing that product by 365 (366 in leap years).

     (d) Monthly Management Fee Payment. On the first business day of each month, each class of each series of shares of the Company set forth on Schedule B shall pay the management fee to the Investment Manager for the previous month. The fee for the previous month shall be the sum of the Daily Management Fee Calculations for each calendar day in the previous month.

     (e) Additional Series or Classes. In the event that the Board of Directors shall determine to issue any additional series of shares for which it is proposed that the Investment Manager serve as investment manager, the Company and the Investment Manager shall enter into an Addendum to this Agreement setting forth the name of the series or classes, as appropriate, the Applicable Fee and such other terms and conditions as are applicable to the management of such series of shares.

     7. Continuation of Agreement. This Agreement shall continue in effect until July 31, 2007, unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter only so long as such continuance is specifically approved at least annually by the Board of Directors of the Company (including a majority of those Directors who are not parties hereto or interested persons of any such party) cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, or by the vote of a majority of the outstanding class of voting securities of each series. The annual approvals provided for herein shall be effective to continue this Agreement from year to year if given within a period beginning not more than ninety (90) days prior to July 31 of each applicable year, notwithstanding the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given.

     8. Termination. This Agreement may be terminated, with respect to any series, by the Investment Manager at any time without penalty upon giving the Company 60 days' written notice, and may be terminated, with respect to any series, at any time without penalty by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of such series on 60 days' written notice to the Investment Manager.

     9. Effect of Assignment. This Agreement shall automatically terminate in the event of assignment by the Investment Manager, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

     10. Other Activities. Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a Director, officer or employee of the Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

     11. Standard of Care. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     12. Separate Agreement. The parties hereto acknowledge that certain provisions of the 1940 Act, in effect, treat each series of shares of a registered investment company as a separate investment company. Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the 1940 Act, this Agreement shall be deemed to constitute a separate agreement between the Investment Manager and each series of shares of the Company managed by the Investment Manager.

     13. Use of the Name "American Century". The name "American Century" and all rights to the use of the name "American Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH"). ACPH has consented to, and granted a non-exclusive license for, the use by the Company of the name "American Century" in the name of the Company and any series of shares thereof. Such consent and non-exclusive license may be revoked by ACPH in its discretion if ACPH, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment adviser of each series of shares of the Company. In the event of such revocation, the Company and each series of shares thereof using the name "American Century" shall cease using the name "American Century" unless otherwise consented to by ACPH or any successor to its interest in such name.




     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first written above.


American Century Investment Management, Inc.                        American Century Investment Trust



/s/ Charles A. Etherington                                          /s/ David H. Reinmiller
Charles A. Etherington                                              David H. Reinmiller
Senior Vice President                                               Vice President

-------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
American Century Investment Trust                                                Schedule A: Category Fee Schedules
-------------------------------------------------------------------------------------------------------------------
                                                    Schedule A

                                         Investment Category Fee Schedules


Money Market Funds

=========================================== =========================================================================
                                                                         Rate Schedules
Category Assets                                Schedule 1        Schedule 2         Schedule 3        Schedule 4
------------------------------------------- ----------------- ------------------ ----------------- ------------------
------------------------------------------- ----------------- ------------------ ----------------- ------------------
First $1 billion                                0.2500%            0.2700%           0.3500%            0.2300%
Next $1 billion                                 0.2070%            0.2270%           0.3070%            0.1870%
Next $3 billion                                 0.1660%            0.1860%           0.2660%            0.1460%
Next $5 billion                                 0.1490%            0.1690%           0.2490%            0.1290%
Next $15 billion                                0.1380%            0.1580%           0.2380%            0.1180%
Next $25 billion                                0.1375%            0.1575%           0.2375%            0.1175%
Thereafter                                      0.1370%            0.1570%           0.2370%            0.1170%
=========================================== ================= ================== ================= ==================


Bond Funds

=================== =================================================================================== =============
                                                      Rate Schedules
Category Assets      Schedule 1    Schedule 2    Schedule 3    Schedule 4    Schedule 5    Schedule 6    Schedule 7
------------------- ------------- ------------- ------------- ------------- ------------- ------------- -------------
------------------- ------------- ------------- ------------- ------------- ------------- ------------- -------------
First $1 billion      0.2800%       0.3100%       0.3600%       0.6100%       0.4100%       0.6600%       0.3800%
Next $1 billion       0.2280%       0.2580%       0.3080%       0.5580%       0.3580%       0.6080%       0.3280%
Next $3 billion       0.1980%       0.2280%       0.2780%       0.5280%       0.3280%       0.5780%       0.2980%
Next $5 billion       0.1780%       0.2080%       0.2580%       0.5080%       0.3080%       0.5580%       0.2780%
Next $15 billion      0.1650%       0.1950%       0.2450%       0.4950%       0.2950%       0.5450%       0.2650%
Next $25 billion      0.1630%       0.1930%       0.2430%       0.4930%       0.2930%       0.5430%       0.2630%
Thereafter            0.1625%       0.1925%       0.2425%       0.4925%       0.2925%       0.5425%       0.2625%
=================== ============= ============= ============= ============= ============= ============= =============


Equity Funds

========================== ===============================================
                                           Rate Schedules
Category Assets                  Schedule 1              Schedule 2
-------------------------- ----------------------- -----------------------
-------------------------- ----------------------- -----------------------
First $1 billion                  0.5200%                 0.7200%
Next $5 billion                   0.4600%                 0.6600%
Next $15 billion                  0.4160%                 0.6160%
Next $25 billion                  0.3690%                 0.5690%
Next $50 billion                  0.3420%                 0.5420%
Next $150 billion                 0.3390%                 0.5390%
Thereafter                        0.3380%                 0.5380%
========================== ======================= =======================




-------------------------------------------------------------------------------------------------------------------
American Century Investment Trust                                       Schedule B: Investment Category Assignments
-------------------------------------------------------------------------------------------------------------------
                                                    Schedule B

                                          Investment Category Assignments


American Century Municipal Trust
=========================================================== ======================================= =================
Series                                                      Category                                 Applicable Fee
                                                                                                    Schedule Number
----------------------------------------------------------- --------------------------------------- -----------------
----------------------------------------------------------- --------------------------------------- -----------------
NT Diversified Bond Fund                                    Bond Funds                                     5
----------------------------------------------------------- --------------------------------------- -----------------

-------------------------------------------------------------------------------------------------------------------




American Century Investment Trust                                                 Schedule C: Complex Fee Schedules
-------------------------------------------------------------------------------------------------------------------
                                                    Schedule C

                                               Complex Fee Schedules

========================================= ==========================================================================
                                                                       Rate Schedules
Complex Assets                                 Advisor Class         Institutional Class       All Other Classes
----------------------------------------- ------------------------ ------------------------ ------------------------
----------------------------------------- ------------------------ ------------------------ ------------------------
First $2.5 billion                                0.0600%                  0.1100%                  0.3100%
Next $7.5 billion                                 0.0500%                  0.1000%                  0.3000%
Next $15.0 billion                                0.0485%                  0.0985%                  0.2985%
Next $25.0 billion                                0.0470%                  0.0970%                  0.2970%
Next $25.0 billion                                0.0370%                  0.0870%                  0.2870%
Next $25.0 billion                                0.0300%                  0.0800%                  0.2800%
Next $25.0 billion                                0.0200%                  0.0700%                  0.2700%
Next $25.0 billion                                0.0150%                  0.0650%                  0.2650%
Next $25.0 billion                                0.0100%                  0.0600%                  0.2600%
Next $25.0 billion                                0.0050%                  0.0550%                  0.2550%
Thereafter                                        0.0000%                  0.0500%                  0.2500%
========================================= ======================== ======================== ========================



=================================================== ========== ========= ========== ======== ======= ======== =======
                      Series                        Investor   Institu-   Advisor      A       B        C     R
                                                      Class     tional     Class     Class   Class    Class   Class
                                                                Class
--------------------------------------------------- ---------- --------- ---------- -------- ------- -------- -------
--------------------------------------------------- ---------- --------- ---------- -------- ------- -------- -------
>>       NT Diversified Bond Fund                      No        Yes        No      No       No      No       No
--------------------------------------------------- ---------- --------- ---------- -------- ------- -------- -------


EXHIBIT 99.d1


                              MANAGEMENT AGREEMENT

     This MANAGEMENT AGREEMENT ("Agreement") is made as of the 1st day of August, 2006 by and between AMERICAN CENTURY INVESTMENT TRUST, a Massachusetts business trust and registered investment company (the "Company"), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (the "Investment Manager").

     WHEREAS, a majority of those members of the Board of Trustees of the Company (collectively, the "Board of Directors", and each Trustee individually a "Director") who are not "interested persons" as defined in Investment Company Act (hereinafter referred to as the "Independent Directors"), during its most recent annual evaluation of the terms of the Agreement pursuant to Section 15(c) of the Investment Company Act, has approved the continuance of the Agreement as it relates to each series of shares of the Company set forth on Schedule B attached hereto (the "Funds").

     NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

     1. INVESTMENT MANAGEMENT SERVICES. The Investment Manager shall supervise the investments of each Fund. In such capacity, the Investment Manager shall maintain a continuous investment program for each such Fund, determine what securities shall be purchased or sold by each Fund, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.

     2. COMPLIANCE WITH LAWS. All functions undertaken by the Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

     (a) the Investment Company Act and any rules and regulations promulgated thereunder;

     (b) any other applicable provisions of law;

     (c) the Declaration of Trust of the Company as amended from time to time;

     (d) the By-Laws of the Company as amended from time to time;

     (e) the Multiple Class Plan; and

     (f) the registration statement(s) of the Company, as amended from time to time, filed under the Securities Act of 1933 and the Investment Company Act.

     3. BOARD SUPERVISION. All of the functions undertaken by the Investment Manager hereunder shall at all times be subject to the direction of the Board of Directors, its executive committee, or any committee or officers of the Company acting under the authority of the Board of Directors.

     4. PAYMENT OF EXPENSES. The Investment Manager will pay all the expenses of each class of each Fund that it shall manage, other than interest, taxes, brokerage commissions, portfolio insurance, extraordinary expenses, the fees and expenses of the Independent Directors (including counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution services under a plan adopted pursuant to Rule 12b-1 under the Investment Company Act. The Investment Manager will provide the Company with all physical facilities and personnel required to carry on

                         AMERICAN CENTURY INVESTMENT TRUST

     the business of each class of each Fund that it shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

     5. ACCOUNT FEES. The Board of Directors may impose fees for various account services, proceeds of which may be remitted to the appropriate Fund or the Investment Manager at the discretion of the Board of Directors. At least 60 days' prior written notice of the intent to impose such fee must be given to the shareholders of the affected series.

6.   MANAGEMENT FEES.

     (a) In consideration of the services provided by the Investment Manager, each class of a Fund shall pay to the Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules described herein.

     (b) Definitions

     (1) An "INVESTMENT TEAM" is the Portfolio Managers that the Investment Manager has designated to manage a given portfolio.

     (2) An "INVESTMENT STRATEGY" is the processes and policies implemented by the Investment Manager for pursuing a particular investment objective managed by an Investment Team.

     (3) A "PRIMARY STRATEGY PORTFOLIO" is each Fund, as well as any other series of any other registered investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services, Inc. serves as the distributor; provided, however, that a registered investment company that invests its assets exclusively in the shares of other registered investment companies shall not be a Primary Strategy Portfolio. Any exceptions to the above requirements shall be approved by the Board of Directors.

     (4) A "SECONDARY STRATEGY PORTFOLIO" is another account managed by the Investment Manager that is managed by the same Investment Team as that assigned to manage any Primary Strategy Portfolio that shares the same board of directors or board of trustees as the Company. Any exceptions to this requirement shall be approved by the Board of Directors.

     (5) An "INVESTMENT CATEGORY" for a Fund is the group to which the Fund is assigned for determining the first component of its management fee. Each Primary Strategy Portfolio is assigned to one of the three Investment Categories indicated below. The Investment Category assignments for the Funds appear in Schedule B to this Agreement. The amount of assets in each of the Investment Categories ("Investment Category Assets") is determined as follows:

     a) MONEY MARKET FUND CATEGORY ASSETS. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary Strategy Portfolios and Secondary Strategy Portfolios that invest primarily in debt securities and are subject to Rule 2a-7 under the Investment Company Act.

                        AMERICAN CENTURY INVESTMENT TRUST

     b) BOND FUND CATEGORY ASSETS. The assets which are used to determine the fee for this Investment Category is the sum the assets of all of the Primary Strategy Portfolios and Secondary Strategy Portfolios that invest primarily in debt securities and are not subject to Rule 2a-7 under the Investment Company Act.

     c) EQUITY FUND CATEGORY ASSETS. The assets which are used to determine the fee for this Investment Category is the sum the assets of all of the Primary Strategy Portfolios and Secondary Strategy Portfolios that invest primarily in equity securities.

     (6) The "PER ANNUM INVESTMENT CATEGORY FEE DOLLAR AMOUNT" for a Fund is the dollar amount resulting from applying the applicable Investment Category Fee Schedule for the Fund (as shown on Schedule A) using the applicable Investment Category Assets.

     (7) The "PER ANNUM INVESTMENT CATEGORY FEE RATE" for Fund is the percentage rate that results from dividing the Per Annum Investment Category Fee Dollar Amount for the Fund by the applicable Investment Category Assets for the Fund.

     (8) The "COMPLEX ASSETS" is the sum of the assets in all of the Primary Strategy Portfolios.

     (9) The "PER ANNUM COMPLEX FEE DOLLAR AMOUNT" for a class of a Fund shall be the dollar amount resulting from application of the Complex Assets to the Complex Fee Schedule for the class as shown in Schedule C.

     (10) The "PER ANNUM COMPLEX FEE RATE" for a class of a Fund is the percentage rate that results from dividing the Per Annum Complex Fee Dollar Amount for the class of a Fund by the Complex Assets.

     (11) The "PER ANNUM MANAGEMENT FEE RATE" for a class of a Fund is the sum of the Per Annum Investment Category Fee Rate applicable to the Fund and the Per Annum Complex Fee Rate applicable to the class of the Fund.

     (c) DAILY MANAGEMENT FEE CALCULATION. For each calendar day, each class of each Fund shall accrue a fee calculated by multiplying the Per Annum Management Fee Rate for that class times the net assets of the class on that day, and further dividing that product by 365 (366 in leap years).

     (d) MONTHLY MANAGEMENT FEE PAYMENT. On the first business day of each month, each class of each series Fund shall pay the management fee to the Investment Manager for the previous month. The fee for the previous month shall be the sum of the Daily Management Fee Calculations for each calendar day in the previous month.

                       AMERICAN CENTURY INVESTMENT TRUST

     (e) ADDITIONAL SERIES OR CLASSES. In the event that the Board of Directors shall determine to issue any additional series of shares for which it is proposed that the Investment Manager serve as investment manager, the Company and the Investment Manager shall enter into an Addendum to this Agreement setting forth the name of the series and/or classes, as appropriate, the Applicable Fee and such other terms and conditions as are applicable to the management of such series and/or classes, or, in the alternative, enter into a separate management agreement that relates specifically to such series or classes of shares.

     7. CONTINUATION OF AGREEMENT. This Agreement shall become effective for each Fund as of the date first set forth above and shall continue in effect for each Fund until August 1, 2007, unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter for each Fund only as long as such continuance is specifically approved at least annually
(i) by either the Board of Directors or by the vote of a majority of the outstanding voting securities of such Fund, and (ii) by the vote of a majority of the Directors, who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The annual approvals provided for herein shall be effective to continue this Agreement from year to year if given within a period beginning not more than 90 days prior to August 1st of each applicable year, notwithstanding the fact that more than 365 days may have elapsed since the date on which such approval was last given.

     8. TERMINATION. This Agreement may be terminated, with respect to any Fund, by the Investment Manager at any time without penalty upon giving the Company 60 days' written notice, and may be terminated, with respect to any Fund, at any time without penalty by the Board of Directors or by vote of a majority of the outstanding voting securities of such Fund on 60 days' written notice to the Investment Manager.

     9. EFFECT OF ASSIGNMENT. This Agreement shall automatically terminate with respect to any Fund in the event of its assignment by the Investment Manager. The term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act.

     10. OTHER ACTIVITIES. Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a Director, officer or employee of the Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

     11. STANDARD OF CARE. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     12. SEPARATE AGREEMENT. The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect, treat each series of shares of a registered investment company as a separate investment company. Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the Investment Company Act,

                  AMERICAN CENTURY INVESTMENT TRUST

     this Agreement shall be deemed to constitute a separate agreement between the Investment Manager and each Fund.

     13. USE OF THE NAME "AMERICAN CENTURY". The name "American Century" and all rights to the use of the name "American Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH"). ACPH has consented to, and granted a non-exclusive license for, the use by the Company of the name "American Century" in the name of the Company and any Fund. Such consent and non-exclusive license may be revoked by ACPH in its discretion if ACPH, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment adviser of each Fund. In the event of such revocation, the Company and each Fund using the name "American Century" shall cease using the name "American Century" unless otherwise consented to by ACPH or any successor to its interest in such name.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first written above.



AMERICAN CENTURY INVESTMENT MANAGEMENT,        AMERICAN CENTURY INVESTMENT TRUST
INC.


/s/ Charles A. Etherington                     /s/ David H. Reinmiller
-------------------------------------          ---------------------------------
Charles A. Etherington                         David H. Reinmiller
Senior Vice President                          Vice President

AMERICAN CENTURY INVESTMENT TRUST  Schedule A: Investment Category Fee Schedules
--------------------------------------------------------------------------------

                                   Schedule A

                        INVESTMENT CATEGORY FEE SCHEDULES


MONEY MARKET FUNDS

================================= =========================================================================
                                                               Rate Schedules
Category Assets                      Schedule 1        Schedule 2         Schedule 3        Schedule 4
--------------------------------- ----------------- ------------------ ----------------- ------------------
First $1 billion                      0.2500%            0.2700%           0.3500%            0.2300%
Next $1 billion                       0.2070%            0.2270%           0.3070%            0.1870%
Next $3 billion                       0.1660%            0.1860%           0.2660%            0.1460%
Next $5 billion                       0.1490%            0.1690%           0.2490%            0.1290%
Next $15 billion                      0.1380%            0.1580%           0.2380%            0.1180%
Next $25 billion                      0.1375%            0.1575%           0.2375%            0.1175%
Thereafter                            0.1370%            0.1570%           0.2370%            0.1170%
================================= ================= ================== ================= ==================


BOND FUNDS

=============== =========================================================================================================
                                                      Rate Schedules
Category         Schedule 1     Schedule 2      Schedule 3     Schedule 4     Schedule 5      Schedule 6     Schedule 7
Assets
--------------- -------------- -------------- --------------- -------------- -------------- --------------- ------------
First $1           0.2800%        0.3100%        0.3600%         0.6100%        0.4100%        0.6600%         0.3800%
billion
Next $1            0.2280%        0.2580%        0.3080%         0.5580%        0.3580%        0.6080%         0.3280%
billion
Next $3            0.1980%        0.2280%        0.2780%         0.5280%        0.3280%        0.5780%         0.2980%
billion
Next $5            0.1780%        0.2080%        0.2580%         0.5080%        0.3080%        0.5580%         0.2780%
billion
Next $15           0.1650%        0.1950%        0.2450%         0.4950%        0.2950%        0.5450%         0.2650%
billion
Next $25           0.1630%        0.1930%        0.2430%         0.4930%        0.2930%        0.5430%         0.2630%
billion
Thereafter         0.1625%        0.1925%        0.2425%         0.4925%        0.2925%        0.5425%         0.2625%
=============== ============== ============== =============== ============== ============== =============== =============


EQUITY FUNDS

========================== ===============================================
                                           Rate Schedules
Category Assets                  Schedule 1              Schedule 2
-------------------------- ----------------------- -----------------------
First $1 billion                  0.5200%                 0.7200%
Next $5 billion                   0.4600%                 0.6600%
Next $15 billion                  0.4160%                 0.6160%
Next $25 billion                  0.3690%                 0.5690%
Next $50 billion                  0.3420%                 0.5420%
Next $150 billion                 0.3390%                 0.5390%
Thereafter                        0.3380%                 0.5380%
========================== ======================= =======================




                                                                     Page A-1




AMERICAN CENTURY INVESTMENT TRUST              Schedule B: Complex Fee Schedules
--------------------------------------------------------------------------------

                                   Schedule B

                         INVESTMENT CATEGORY ASSIGNMENTS


AMERICAN CENTURY INVESTMENT TRUST
====================================== ========================= =================
Series                                 Category                   Applicable Fee
                                                                 Schedule Number
-------------------------------------- ------------------------- -----------------
Prime Money Market Fund                Money Market Funds               3
-------------------------------------- ------------------------- -----------------
Premium Money Market Fund              Money Market Funds               4
-------------------------------------- ------------------------- -----------------
Diversified Bond Fund                  Bond Funds                       5
-------------------------------------- ------------------------- -----------------
High-Yield Fund                        Bond Funds                       6
-------------------------------------- ------------------------- -----------------
Inflation Protection Bond Fund         Bond Funds                       7
====================================== ========================= =================









                                                                        Page B-1


AMERICAN CENTURY INVESTMENT TRUST              Schedule C: Complex Fee Schedules
--------------------------------------------------------------------------------

                                   Schedule C

                              COMPLEX FEE SCHEDULES

=============================== ==========================================================================
                                                             Rate Schedules
Complex Assets                       Advisor Class         Institutional Class       All Other Classes
------------------------------- ------------------------ ------------------------ ------------------------
First $2.5 billion                      0.0600%                  0.1100%                  0.3100%
Next $7.5 billion                       0.0500%                  0.1000%                  0.3000%
Next $15.0 billion                      0.0485%                  0.0985%                  0.2985%
Next $25.0 billion                      0.0470%                  0.0970%                  0.2970%
Next $25.0 billion                      0.0370%                  0.0870%                  0.2870%
Next $25.0 billion                      0.0300%                  0.0800%                  0.2800%
Next $25.0 billion                      0.0200%                  0.0700%                  0.2700%
Next $25.0 billion                      0.0150%                  0.0650%                  0.2650%
Next $25.0 billion                      0.0100%                  0.0600%                  0.2600%
Next $25.0 billion                      0.0050%                  0.0550%                  0.2550%
Thereafter                              0.0000%                  0.0500%                  0.2500%
=============================== ======================== ======================== ========================




============================================== ========== ========= ========== ======== ======= ======== =======
                      Series                   Investor   Institu-   Advisor      A       B        C     R
                                                 Class     tional     Class     Class   Class    Class   Class
                                                           Class
---------------------------------------------- ---------- --------- ---------- -------- ------- -------- -------
>>       Diversified Bond Fund                    Yes       Yes        Yes       Yes     Yes      Yes     Yes
>>       Premium Money Market Fund                Yes        No        No        No       No      No       No
>>       Prime Money Market Fund                  Yes        No        Yes       Yes     Yes      Yes      No
>>       High-Yield Fund                          Yes       Yes        Yes       Yes     Yes      Yes     Yes
>>       Inflation Protection Bond Fund           Yes       Yes        No        Yes     Yes      Yes     Yes
============================================== ========== ========= ========== ======== ======= ======== =======




                                                                    Page C-1


                            INVESTMENT SUBADVISORY AGREEMENT


     THIS INVESTMENT SUBADVISORY AGREEMENT ("Agreement") is made as of the 30th day of March, 2006, by and among AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM"), a Delaware corporation, and MASON STREET ADVISORS, LLC (the "Subadvisor"), a Delaware limited liability company.

                                    WITNESSETH:

     WHEREAS, ACIM is the investment advisor to the funds listed on Exhibit A hereto (each a "Fund" and collectively the "Funds"), each of which is a series of shares of American Century Investment Trust ("ACIT") and is an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, ACIM and the Subadvisor are both investment advisors registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, ACIT has engaged ACIM to serve as the investment manager for the Funds pursuant to an Amended and Restated Management Agreement dated March 30, 2006; and

     WHEREAS, ACIM desires to engage the Subadvisor as a subadvisor for the Funds, and the Subadvisor desires to accept such engagement; and

     WHEREAS, the Boards of Directors of ACIM and the Subadvisor have determined that it is advisable to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. INVESTMENT DESCRIPTION - APPOINTMENT. ACIM hereby appoints the Subadvisor to provide the advisory services described herein to the Funds in accordance with each Fund's Prospectus and Statement of Additional Information as in effect and as amended from time to time, subject to the oversight and direction of each Fund's Board of Directors and ACIM. ACIM will promptly provide the Subadvisor copies of all amendments to each Fund's Prospectus and Statement of Additional Information on an ongoing basis. In consideration for the compensation set forth below, the Subadvisor accepts the appointment and agrees to furnish the services described herein.



     2. SERVICES AS INVESTMENT SUBADVISOR.

     (a) Subject to the general supervision of each Fund's Board of Directors and of ACIM, the Subadvisor will (i) act in conformity with each Fund's Prospectus and Statement of Additional Information, the Investment Company Act, the Investment Advisers Act of 1940 (the "Investment Advisers Act"), the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, as the same may from time to time be amended; (ii) make investment decisions for each Fund in accordance with such Fund's investment objective and policies as stated in such Fund's Prospectus and Statement of Additional Information and with such written guidelines as ACIM may from time to time provide to the Subadvisor; (iii) place purchase and sale orders on behalf of the Funds; (iv) maintain books and records with respect to the securities transactions of each Fund; and (v) furnish the Funds' Board of Directors such periodic, regular and special reports with respect to the Funds and its services hereunder as the Board may reasonably request or as may be required by applicable law or regulation.

     (b) In providing those services, the Subadvisor will supervise the Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Funds' assets. In addition, the Subadvisor will furnish ACIT or ACIM whatever information, including statistical data, ACIT or ACIM may reasonably request with respect to the instruments that any Fund may hold or contemplate purchasing.

     (c) The Subadvisor will at all times comply with the policies adopted by the Funds' Board of Directors of which it has received written notice. If the Subadvisor believes that a change in any of such policies shall be advisable, it shall recommend such change to ACIM and the Funds' Board of Directors. Any change to any such policies whether suggested by the Subadvisor or not shall be approved by the Funds' Board of Directors prior to the implementation of such change, and Subadvisor will be given reasonable notice of the anticipated change.

     (d) All cash, securities and other assets of the Funds shall be held at all times by such entity or entities engaged by ACIT to be the custodian
(collectively, the "custodian") in compliance with Section 17(f) of the Investment Company Act. The Subadvisor shall not be responsible for any custody arrangements involving any assets of the Funds or for the payment of any custodial charges or fees, nor shall the Subadvisor have possession or custody of any such assets. All payments, distributions and other transactions in cash, securities or other assets in respect of the Funds shall be made directly to or from the custodian. ACIM shall provide, or shall direct the custodian to provide, to the Subadvisor from time to time such reports concerning assets, receipts and disbursements with respect to the Funds as the Subadvisor may request, including daily information on cash balances available for investment, Fund redemption activity and market value of the securities held by the Funds.

     (e) ACIM acknowledges and agrees that the Subadvisor is not the Funds' pricing agent, and is not responsible for pricing the securities held by any Fund, however the Subadvisor will provide reasonable assistance to the Funds' pricing agents in valuing securities held by each Fund for which market quotations are not readily available.

     (f) The Subadvisor makes no representations or warranties, express or implied, that any level of performance or investment results will be achieved by the Funds or that the Funds will perform comparably with any standard, including any other clients of the Subadvisor or index.

     (g) The Subadvisor will not consult with any other subadvisors of the Funds or other subadvisors to a series under common control with any Fund concerning transactions of the Funds in securities or other assets.

     (h) The Subadvisor will not advise or act for the Funds in any legal proceedings, including bankruptcies or class actions, involving securities held in the Funds or issues of those securities, unless otherwise agreed.


     3. BROKERAGE.

     (a) In executing transactions for the Funds and selecting brokers or dealers, the Subadvisor will seek to obtain the best price and execution available and shall execute or direct the execution of all such transactions as permitted by law and in a manner that is consistent with its fiduciary obligations to the Funds and its other clients. In assessing the best price and execution available for any Fund transaction, the Subadvisor will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Subadvisor may, at its discretion, execute transactions with brokers and dealers who provide the Funds and/or other accounts over which the Subadvisor exercises investment discretion with research advice and other services, but in all instances best price and execution shall control. The Subadvisor is authorized to place purchase and sale orders for the Funds with brokers and/or dealers subject to the supervision of ACIM and the Board of Directors of the Funds and in accordance with the limitations set forth in the registration statement for the Fund shares then in effect.

     (b) On occasions when the Subadvisor deems the purchase or sale of a security to be in the best interest of a Fund as well as one or more of its other clients, the Subadvisor may to the extent permitted by applicable law, but shall not be obligated to, aggregate the securities to be sold or purchased with those of its other clients. In such event, allocation of the securities so purchased or sold will be made by the Subadvisor in a manner it considers to be equitable and consistent with its fiduciary obligations to ACIT and to such other clients. ACIM recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Fund.


     4. INFORMATION PROVIDED TO ACIT.

     (a) The Subadvisor will keep ACIT and ACIM informed of developments materially affecting the Funds and will take initiative to furnish ACIT and ACIM on at least a quarterly basis with whatever information the Subadvisor and ACIM believe is appropriate for this purpose. Such regular quarterly reports shall include information reasonably requested by the Funds' Board of Directors from time to time.

     (b) The Subadvisor will provide ACIT and ACIM with such investment records, ledgers, accounting and statistical data, and other information as ACIT and ACIM require for the preparation of registration statements, periodic and other reports and other documents required by federal and state laws and regulations, and particularly as may be required for the periodic review, renewal, amendment or termination of this Agreement, and such additional documents and information as ACIT and ACIM may reasonably request for the management of their affairs. The Subadvisor understands that the Funds and ACIM will rely on such information in the preparation of the Funds' registration statements, the Funds' financial statements, and any such reports, and hereby covenants that any such information derived from the investment records, ledgers and accounting records maintained by the Subadvisor shall be true and complete in all material respects.

     (c) At the request of the Board of Directors, a representative of the Subadvisor shall attend meetings of the Board of Directors to make a presentation on each Fund's performance and such other matters as the Board of Directors, the Subadvisor and ACIM believe is appropriate.

     (d) The Subadvisor shall furnish to regulatory authorities any information or reports in connection with such services as may be lawfully requested , provided, however, that the Subadvisor shall not otherwise be responsible for the preparation and filing of any other reports or statements (including, without limitation, any tax returns or financial statements) required of the Funds by any governmental or regulatory agency, except as expressly agreed to in writing. The Subadvisor shall also, at ACIT's request, certify to ACIT's independent auditors that sales or purchases aggregated with those of other clients of the Subadvisor, as described in Section 3 above, were allocated in a manner it considers to be equitable.

     (e) In compliance with the requirements of the Investment Company Act, the Subadvisor hereby agrees that all records that it maintains for the Funds are the property of ACIT and further agrees to surrender to ACIT promptly upon ACIT's written request any of such records. In addition, the Subadvisor agrees to cooperate with ACIT and ACIM when either of them is being examined by any regulatory authorities, and specifically agrees to promptly comply with any request by such authorities to provide information or records. The Subadvisor further agrees to preserve for the periods of time prescribed by the Investment Company Act and the Investment Advisers Act the records it maintains in accordance with Section 2(a)(iv) .

     (f) ACIM will vote each Fund's investment securities in accordance with its proxy voting policy and procedures. The Subadvisor shall not be responsible for any such voting.

     (g) In connection with the purchase and sale of securities of the Fund, the Subadvisor shall arrange for the transmission to ACIM and the custodian for the Fund on a daily basis such confirmation, trade tickets and other documents as may be reasonably necessary to enable them to perform their administrative responsibilities with respect to the Fund's investment portfolio. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Subadvisor shall arrange for the automatic transmission of the I.D. confirmation of the trade to the custodian of the Fund. The Subadvisor will be responsible for providing portfolio trades to the Fund's accounting agent for inclusion in the daily calculation of the Fund's NAV in a manner, and in accordance with such time requirements as ACIM and the Subadvisor shall agree on. In the event trade data is not delivered by the Subadvisor in accordance with such requirements and the Subadvisor's failure causes an error that is material to the Fund, the subadvisor shall reimburse the Fund pursuant to ACIM's NAV Error Policy.

     5. CONFIDENTIALITY. The parties to this Agreement agree that each shall treat as confidential in accordance with its policies and procedures to protect similar confidential information, and with applicable law, all information provided by a party to the others regarding such party's business and operations, including without limitation the investment activities, holdings, or identities of shareholders of the Funds. All confidential information provided by a party hereto shall be used by any other parties hereto solely for the purposes of rendering services pursuant to this Agreement and, except as may be required in carrying out the terms of this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or which thereafter becomes publicly available other than in contravention of this paragraph. The foregoing also shall not apply to any information which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation; provided, however, that the disclosing party shall provide reasonable notice to the other parties hereto prior to any such disclosure.

     6. STANDARD OF CARE. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Subadvisor, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to ACIM, ACMF or to any shareholder of ACMF for any act or omission in the course of, or connected with, rendering services hereunder for any losses that may be sustained in the purchase, holding or sale of any security.

         7.       COMPENSATION.

     (a) In consideration of the services rendered pursuant to this Agreement, ACIM will pay the Subadvisor a management fee, payable monthly in arrears on the first business day of each month. The fee for the each month shall equal the sum of the product of the "Applicable Fee" for each Fund as set forth on Exhibit A attached hereto, times the net assets of such Fund on that day, and further dividing that product by 365 (366 for leap years), for each calendar day in such month.

     (b) In the event that the Board of Directors of ACIT shall determine to issue any additional series of shares for which it is proposed that the Subadvisor serve as investment manager, and for which the Subadvisor desires to so serve, ACIM and the Subadvisor shall amend Exhibit A to this Agreement setting forth the name of the series, the Applicable Fee and such other terms and conditions as are applicable to the management of such series of shares.

     (c) The Subadvisor shall have no right to obtain compensation directly from any Fund or ACIT for services provided hereunder and agrees to look solely to ACIM for payment of fees due. Upon termination of this Agreement before the end of a month, or in the event the Agreement begins after the beginning of the month, the fee for that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

     8. EXPENSES. The Subadvisor will bear all of its expenses in connection with the performance of its services under this Agreement, which expenses shall not include (a) brokerage fees or commissions in connection with the execution of securities transactions, (b) taxes and interest; and (c) custodian fees and expenses.

     9. SERVICES TO OTHER COMPANIES OR ACCOUNTS. ACIM understands that the Subadvisor or its affiliates may act as investment advisor to other clients and ACIM has no objection to the Subadvisor so acting. In addition, ACIM understands that the persons employed by the Subadvisor to assist in the performance of the Subadvisor's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Subadvisor or any affiliate of the Subadvisor to engage in and devote time and attention to other business or to render services of whatever kind or nature.

     10. TERM AND TERMINATION OF AGREEMENT.

     (a) This Agreement shall become effective as of the date first written above and shall continue until July 31, 2007, and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board of Directors of ACIT or (ii) a vote of a majority of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Directors who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement, by a vote cast at a meeting called for the purpose of voting on such approval. The annual approvals provided for herein shall be effective to continue this Agreement from year to year if given within a period beginning not more than ninety (90) days prior to July 31 of each applicable year, notwithstanding the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given.

     (b) This Agreement is terminable without penalty as to any Fund on 60 days' written notice by (i) the Board of Directors of ACIT, (ii)-by vote of holders of a majority of a Fund's shares, (iii) by ACIM, or (iv)-by the Subadvisor, and will terminate automatically upon any termination of the investment management agreement between ACIT and ACIM. This Agreement will terminate automatically in the event of its assignment. The Subadvisor agrees to notify ACIM of any circumstances that might result in this Agreement being deemed to be assigned.

     11. REPRESENTATIONS.

     (a) ACIM and the Subadvisor each represents that it is registered as an investment advisor under the Investment Advisers Act, that it will use its reasonable best efforts to maintain such registration, and that it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated. ACIM and the Subadvisor each further represents that it is registered under the laws of all jurisdictions in which the conduct of its business hereunder requires such registration.

     (b) ACIM represents and warrants that (i) the appointment of the Subadvisor has been duly authorized; (ii) it has full power and authority to execute and deliver this Agreement and to perform the services contemplated hereunder, and such execution, delivery and performance will not cause it to be in violation of its Articles of Incorporation, Bylaws, or any material laws; and (iii) it has received a copy of Part II of the Subadvisor's Form ADV no less than 48 hours prior to entering into this Agreement.

     (c) The Subadvisor represents and warrants that (i) its service as subadvisor hereunder has been duly authorized; (ii) it has full power and authority to execute and deliver this Agreement and to perform the services contemplated hereunder, and such execution, delivery and performance will not cause it to be in violation of its organizational documents, its Bylaws or material laws; (iii) it will at all times in the performance of its duties hereunder comply in all material respects with the provisions of the Investment Company Act, the Investment Advisers Act, the Code and all other applicable federal and state laws and regulations, as the same may be amended from time to time; and (iv) it has all controls necessary to perform its obligations under and comply with the representations and warranties it made in this Agreement.

     12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto on the subject matter described herein.

     14. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadvisor is and shall be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent ACIT or ACIM in any way, or otherwise be deemed to be an agent of ACIT or ACIM.

     15. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

     16. NOTICES. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopy, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

     To the Subadvisor:

                                    Mason Street Advisors, LLC
                                    720 East Wisconsin Avenue
                                    Milwaukee, Wisconsin  53202
                                    Attention:  Mark G. Doll, President

     To ACIM:

                                    American Century Investments
                                    4500 Main Street
                                    Kansas City, Missouri  64111
                                    Attention:  General Counsel

     Any notice, demand or other communication given in a manner prescribed in this Section shall be deemed to have been delivered on receipt.

     17. DISCLOSURE. ACIM shall not, without the prior written consent of the Subadvisor, make representations regarding or reference the Subadvisor or any affiliates in any disclosure document, advertisement, sales literature or other promotional materials; provided, however, the Subadvisor need not review or consent to any reference to its name only or any language that it has previously approved for use in another document.

     18. FORCE MAJEURE. The Subadvisor shall not be liable for any failure, delay or interruption in the performance of its obligations hereunder if such failure, delay or interruption results from the occurrence of any acts, events or circumstances beyond the Subadvisor's reasonable control, and the Subadvisor shall have no responsibility of any kind for any loss or damage thereby incurred or suffered by ACIM or ACIT. In such case, the terms of this Agreement shall continue in full force and effect and the Subadvisor obligations shall be performed or carried out as soon as legally and practicably possible after the cessation of such acts, events or circumstances.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first written above.

MASON STREET ADVISORS, LLC              AMERICAN CENTURY INVESTMENT
                                        MANAGEMENT, INC.



By:      /s/ Mark G. Doll              By:      /s/ Charles A. Etherington
Name:  Mark G. Doll                          Name:  Charles A. Etherington
Title:  President                            Title:  Senior Vice President



                               EXHIBIT A

                        FUNDS AND APPLICABLE FEES


         Fund                            Applicable Fee

American Century
  Mason Street Select Bond               30 bps on the first $50 million
                                         27.5 bps on the next $50 million
                                         25 bps on the next $250 million
                                         22 bps on all assets over $350 million

American Century
  Mason Street High Yield Intermediate Bond
                                         50 bps on the first $50 million
                                         46 bps on the next $50 million
                                         45 bps on the next $250 million
                                         40 bps on all assets over $350 million